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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of China Techfaith Wireless Technology Limited on Form F-1 of our audit report dated March 21, 2005, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference made to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.

/s/ Deloitte Touche Tohmatsu
Hong Kong
April 29, 2005